Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
+1 (408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
+1 (212) 331-8424 or +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: July 27, 2016 1:15 p.m. PDT

Quantum Corporation Reports Fiscal First Quarter 2017 Results

Year-Over-Year Highlights:

•	Total revenue growth of 5%

•	20th consecutive quarter of year-over-year growth in scale-out storage revenue, up 11%

•	Data protection revenue growth of 6%

•	GAAP and non-GAAP improvement in bottom line performance of $7.0 million and $7.3 million, respectively

SAN JOSE, Calif. – July 27, 2016 – Quantum Corp. (NYSE: QTM) today reported results for the fiscal first quarter 2017 ended June 30, 2016 (all comparisons are relative to the fiscal first quarter 2016)1 :

•	Total revenue was $116.3 million, an increase of $5.4 million.

•	Scale-out storage revenue grew to $30.8 million, up from $27.8 million.

•	Total data protection revenue increased to $76.9 million, consisting of $21.5 million in disk backup systems revenue (up 24 percent), $42.6 million in tape automation revenue (down

•	4 percent) and $12.8 million in devices and media revenue (up 17 percent).

•	Royalty revenue was $8.6 million, a decline of $1.6 million.

•	Quantum reported a GAAP operating loss of $2.1 million and non-GAAP[2] operating income of $2.1 million, an improvement of $6.1 million and $6.5 million, respectively.

•
The GAAP net loss was $3.8 million, or $0.01 per diluted share, and non-GAAP net income was $360,000, or $0.00 per diluted share. This represented an improvement of $0.03 per diluted share on both a GAAP and non-GAAP basis.

[1] Revenue figures for scale-out storage, data protection, disk backup systems and tape automation include related service revenue.
2 A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying tables. Historical data on non-GAAP items is available in the company’s supplemental financial information posted on its website.

•	The company generated $5.2 million in cash from operations, in contrast to using $13.6 million in cash in the comparable quarter a year ago.

“We’re very pleased with our first quarter results, as we delivered year-over-year revenue growth, with strong contributions from both our scale-out storage and data protection product lines,” said Jon Gacek, president and CEO of Quantum. “In scale-out storage, we continued to build on our momentum, securing major wins across our priority vertical markets and use cases and further expanding the addressable markets where our scale-out storage solutions offer unique value. For example, in April we announced a large public cloud, scale-out storage win, which we expected to generate $10 million in total revenue for the year. That opportunity has since expanded, and we now expect the resulting revenue contributions — which started in the first quarter — to total at least $20 million for the year.

“On the data protection side of our business, we closed a multi-million dollar DXi® deduplication deal and capitalized on a more stable tape backup market, where we are a long-standing leader. We also significantly improved our bottom line performance, as we continued to benefit from the cost reductions and operational changes we implemented over the previous six months, which further strengthened our business model and the leverage it provides.

“In short, we had a strong start to fiscal 2017, and we’re focused on building on our momentum to drive continued growth, profitability and cash flow. Based on our first quarter results, we have increased confidence in our ability to meet the full year guidance we provided on our May earnings call.”

Fiscal Second Quarter 2017 Outlook
Quantum provided the following guidance for the fiscal second quarter:

•	Total revenue of $118 million to $122 million.

•	GAAP and non-GAAP gross margin of 41-42 percent.

•	GAAP and non-GAAP operating expenses of $50 million to $51 million and $48 million to $49 million, respectively.

•	Interest expense of $1.5 million and taxes of $400,000.

•	GAAP and non-GAAP loss per share of $0.01 to $0.00.

Finally, Quantum CFO Fuad Ahmad provided an update on the company’s refinancing activities.

“We are in discussions with a number of financial institutions regarding expanding our credit line to provide sufficient near- and long-term liquidity and to create a clear and executable roadmap to address our convertible notes due November 2017,” said Ahmad. “We’ve received strong indications of interest from two different lending sources, each of which has provided preliminary terms that, if successfully executed in a definitive agreement, not

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only would provide substantial additional liquidity but also should alleviate any perceived market risks related to the convertible notes.”

Fiscal First Quarter 2017 Business Highlights

•
Quantum introduced three new reference architectures for video surveillance and security environments. These architectures address the storage challenges presented by new fixed cameras, expansions of existing security systems, and law enforcement implementations. They are based on the company’s unique tiered storage approach which provides the performance, capacity and accessibility that are essential in meeting today’s increasing demands for managing surveillance data.

•
The company announced that Avid® has developed a connector for its Interplay® | MAM system and Quantum’s StorNext Storage Manager™ that enables seamless integration of Quantum archive storage systems into Avid media environments. As a result, media and entertainment customers now have the ability to access and control StorNext® archive and restore functions through Interplay | MAM, including automated movement of content across different archive storage tiers. This solution provides more intelligent, long-term content management, faster access to a nearline archive tier via standard network protocols and better protection of Avid projects with an archive strategy.

•
Lab testing by Enterprise Strategy Group, an independent analyst firm, confirmed that Quantum’s Artico™ active archive appliance offers a simple-to-configure-and-manage tiered archive that is easily integrated into existing workflows. ESG Lab demonstrated that Artico works with tape, object storage and cloud repositories while its policy-based data management enables data movement, protection and resiliency, retention and encryption. ESG also affirmed that Artico’s NAS connectivity makes it easy to integrate and that its automated tiered storage engine makes it transparent to archive data on demand.

•
Komprise Inc. and Quantum announced a joint solution which enables organizations to seamlessly integrate archive storage into their active workflows to cope with exponential data growth under tight budgets. The combination of Komprise data management software and services with Quantum Lattus® object storage or Artico active archive solutions delivers scalable capacity and automated data movement without disrupting users or applications.

Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, July 27, 2016, at 2:00 p.m. PDT to discuss its fiscal first quarter results. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: 1-503-343-6063 (U.S. and International); access code: 50251682
Replay number: 1-404-537-3406 (U.S. and International); access code: 50251682
Replay expiration: Aug. 3, 2016
Webcast site: www.quantum.com/investors
About Quantum

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Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.
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Quantum, the Quantum logo, Artico, DXi, Lattus, StorNext and StorNext Storage Manager are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) our expectation that a large public cloud, scale-out storage win will result in revenue of at least $20 million for the year; ii) our focus on building on our momentum to drive continued growth, profitability and cash flow, our increased confidence in our ability to meet our full year guidance; iii) all of our statements under the heading titled “Fiscal Second Quarter 2017 Outlook”; and iv) our statements regarding our refinancing activities, are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 3, 2016. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of VIEX Capital Advisors, LLC, including their proxy solicitation. These costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

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Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Important Information

Quantum Corp. (“Quantum”), will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement in connection with its 2016 annual meeting. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY QUANTUM WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Quantum at http://www.quantum.com or by directing a request to Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 300, San Jose, California 95110.

Certain Information Regarding Participants
Quantum, its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of Quantum’s stockholders in connection with its 2016 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of such participants can be found in Quantum’s annual report on Form 10-K, filed with the SEC on June 3, 2016, as amended by Amendment No. 1 to Form 10-K, filed with the SEC on July 27, 2016 (together, the “Form 10-K”). To the extent holdings of Quantum’s securities by such persons have changed since the amounts printed in the Form 10-K, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC.

More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Quantum’s 2016 Annual Meeting. Stockholders will be able to obtain a free copy of the proxy statement and other documents filed by Quantum with the SEC through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Quantum at http://www.quantum.com or by directing a request to Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 300, San Jose, California 95110.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2016	March 31, 2016*
Assets
Current assets:
Cash and cash equivalents	$34,496	$33,870
Restricted cash	2,782	2,788
Accounts receivable	90,533	105,959
Manufacturing inventories	36,197	40,614
Service parts inventories	20,649	21,407
Other current assets	7,106	6,953
Total current assets	191,763	211,591
Long-term assets:
Property and equipment	12,172	12,939
Intangible assets	403	451
Other long-term assets	4,412	4,565
Total long-term assets	16,987	17,955
	$208,750	$229,546
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$37,593	$46,136
Accrued warranty	3,444	3,430
Deferred revenue, current	86,638	88,919
Accrued restructuring charges, current	2,516	1,621
Long-term debt, current	300	3,000
Accrued compensation	23,265	22,744
Other accrued liabilities	10,794	13,806
Total current liabilities	164,550	179,656
Long-term liabilities:
Deferred revenue, long-term	33,282	35,427
Accrued restructuring charges, long-term	947	1,116
Long-term debt	61,450	62,709
Convertible subordinated debt, long-term	69,368	69,253
Other long-term liabilities	8,213	8,324
Total long-term liabilities	173,260	176,829
Stockholders' deficit	(129,060)	(126,939)
	$208,750	$229,546

* Derived from the March 31, 2016 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2016	June 30, 2015
Revenue:
Product	$71,826	$62,719
Service	35,818	37,939
Royalty	8,640	10,198
Total revenue	116,284	110,856
Cost of revenue:
Product	50,132	46,964
Service	15,781	16,927
Total cost of revenue	65,913	63,891
Gross margin	50,371	46,965
Operating expenses:
Research and development	11,058	13,323
Sales and marketing	26,367	27,605
General and administrative	12,960	13,986
Restructuring charges	2,052	258
Total operating expenses	52,437	55,172
Loss from operations	(2,066)	(8,207)
Other income and expense	156	(286)
Interest expense	(1,508)	(1,923)
Loss before income taxes	(3,418)	(10,416)
Income tax provision	377	339
Net loss	$(3,795)	$(10,755)

Basic and diluted net loss per share	$(0.01)	$(0.04)

Weighted average basic and diluted shares	266,337	258,448

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$48	$137
	48	137
Share-based compensation:
Cost of revenue	280	362
Research and development	403	549
Sales and marketing	612	870
General and administrative	703	872
	1,998	2,653
Proxy contest and related costs:
General and administrative	45	—
	45	—
Crossroads patent litigation costs:
General and administrative	12	721
	$12	$721

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net loss	$(3,795)	$(10,755)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,383	1,718
Amortization of intangible assets	48	137
Amortization of debt issuance costs	168	324
Service parts lower of cost or market adjustment	1,337	1,146
Deferred income taxes	75	38
Share-based compensation	1,998	2,653
Changes in assets and liabilities:
Accounts receivable	15,426	26,830
Manufacturing inventories	3,686	(63)
Service parts inventories	(124)	(472)
Accounts payable	(8,364)	(18,702)
Accrued warranty	14	(619)
Deferred revenue	(4,426)	(8,682)
Accrued restructuring charges	726	(1,291)
Accrued compensation	580	(1,062)
Other assets and liabilities	(3,571)	(4,759)
Net cash provided by (used in) operating activities	5,161	(13,559)
Cash flows from investing activities:
Purchases of property and equipment	(529)	(840)
Change in restricted cash	(15)	(59)
Net cash used in investing activities	(544)	(899)
Cash flows from financing activities:
Borrowings of long-term debt, net	3,000	—
Repayments of long-term debt	(6,959)	—
Payment of taxes due upon vesting of restricted stock	(27)	(74)
Proceeds from issuance of common stock	—	266
Net cash provided by (used in) financing activities	(3,986)	192
Effect of exchange rate changes on cash and cash equivalents	(5)	3
Net increase (decrease) in cash and cash equivalents	626	(14,263)
Cash and cash equivalents at beginning of period	33,870	67,948
Cash and cash equivalents at end of period	$34,496	$53,685

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2016
	Gross Margin	Gross Margin Rate	Income (Loss) From Operations	Operating Margin	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$50,371	43.3%	$(2,066)	(1.8)%	$(3,795)	$(0.01)	$(0.01)
Non-GAAP Reconciling Items:
Amortization of intangibles	48		48		48
Share-based compensation	280		1,998		1,998
Restructuring charges	—		2,052		2,052
Proxy contest and related costs	—		45		45
Crossroads patent litigation costs	—		12		12
Non-GAAP	$50,699	43.6%	$2,089	1.8%	$360	$0.00	$0.00

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(3,795)	$360

Weighted average shares:
Basic						266,337	266,337
Dilutive shares from stock plans						—	1,023
Diluted						266,337	267,360

	Three Months Ended June 30, 2015
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$46,965	42.4%	$(8,207)	(7.4)%	$(10,755)	$(0.04)	$(0.04)
Non-GAAP Reconciling Items:
Amortization of intangibles	137		137		137
Share-based compensation	362		2,653		2,653
Restructuring charges	—		258		258
Crossroads patent litigation costs	—		721		721
Non-GAAP	$47,464	42.8%	$(4,438)	(4.0)%	$(6,986)	$(0.03)	$(0.03)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(10,755)	$(6,986)

Weighted average shares:
Basic and diluted						258,448	258,448

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST SECOND QUARTER FISCAL 2017
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Percentage Range
Forecast gross margin rate on a GAAP basis	40.7%	—	41.8%
Forecast share-based compensation	0.2%	—	0.3%
Forecast gross margin rate on a non-GAAP basis	41.0%	—	42.0%

	Dollar Range
Forecast operating expense on a GAAP basis	$49.8	—	$50.8
Forecast share-based compensation	(1.6)
Forecast Crossroads patent litigation costs	(0.2)
Forecast operating expense on a non-GAAP basis	$48.0	—	$49.0

	Dollars per Share
Forecast diluted earnings per share on a GAAP basis	$(0.01)	—	$ (0.00)
Forecast share-based compensation	0.00
Forecast Crossroads patent litigation costs	0.00
Forecast diluted earnings per share on a non-GAAP basis	$(0.01)	—	$ (0.00)

Estimates based on current (July 27, 2016) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 3, 2016. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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